Exhibit 99.1

For Immediate Release

Contact: Patty McMenamin

Vice President, Corporate Communications

Landstar System, Inc.

904-398-9400

October 1, 2014

JAMES B. GATTONI TO SUCCEED HENRY H. GERKENS AS LANDSTAR CEO

Jacksonville, Florida—Landstar System, Inc. (NASDAQ:LSTR), a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation logistics services, announced today that its Board of Directors has named James B. Gattoni President and Chief Executive Officer, effective December 29, 2014. Henry H. Gerkens, who currently serves as Chairman of the Board and CEO, will continue to serve as Executive Chairman of the Board through the Company’s Annual Shareholder Meeting scheduled for May, 2015, pursuant to his existing letter agreement with the Company.

“Since joining the Company in 1995, Jim quickly emerged as a key player on the management team,” said Lead Independent Director, Diana Murphy. “His financial expertise and commitment to excellence in customer service will serve the Company and its shareholders well into the future. Jim’s promotion is a testament to Landstar’s on-going succession planning process and is well deserved. The Board is delighted he will succeed Henry.”

“Landstar has greatly benefited from Henry’s many contributions and leadership over the years,” said David Bannister, Landstar’s longest-serving Board member and Chair of the Compensation Committee. “He has played an integral part in solidifying Landstar’s position as an industry leader since Landstar’s inception in 1988. His passion for the Landstar business model is evident by the Company’s growth and success under his tenure.”

“Jim has proven time and time again that he is a solutions-oriented leader,” said Gerkens. “He understands the Company’s safety first culture and is well respected within the organization. His commitment to the long-term success of Landstar agents, BCOs and other third party capacity providers will continue to drive our success in servicing Landstar customers well into the future.”

“I am honored to follow in Henry’s footsteps and to further build on the Company’s momentum,” said Gattoni. “It is my privilege to guide Landstar into the future as we write the next chapters in Landstar’s success story.”

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; substantial industry competition; disruptions or failures in the Company’s computer systems; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; catastrophic loss of a Company facility; intellectual property; unclaimed property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2013 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

About Landstar:

Landstar System, Inc. is a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation logistics services to a broad range of customers utilizing a network of agents, third-party capacity owners and employees. All Landstar transportation services companies are certified to ISO 9001:2008 quality management system standards and RC14001:2013 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

# # #